UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 17, 2008
(Date of earliest event reported)
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14953 (Commission File Number)	75-2044750 (IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas (Address of principal executive offices)	76180 (Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) & (c) On September 19, 2008, HealthMarkets, Inc. (the “Company”) announced the resignation of David W. Fields as the Company’s President and Chief Operating Officer, effective immediately. The Company also announced the appointment of Phillip J. Hildebrand as President, effective immediately. In addition to his role as President, Mr. Hildebrand currently serves as the Company’s Chief Executive Officer and is a member of the Company’s Board of Directors.
(e) On September 19, 2008 (the “Separation Date”), the Company entered into a Separation, Consulting and Release Agreement with Mr. Fields (the “Agreement”) pursuant to which Mr. Fields, in exchange for signing a release of claims, agreeing to non-competition and non-solicitation restrictions and agreeing to provide certain consulting services, will receive payments in the aggregate amount of $1,340,000. $800,000 of such payments represents salary continuation, which shall be payable in equal bi-weekly installments over a twelve-month period commencing on the first payroll date following the effective date of the Agreement. The balance of $540,000 represents bonus payments, $124,615.38 of which shall be payable in six equal bi-weekly installments commencing on the first payroll date following the effective date of the Agreement and $415,384.62 of which shall be payable in a lump sum payment on January 4, 2009.
The Company has also agreed to repurchase 25,000 shares of the Company’s Class A-1 common stock owned by Mr. Fields at a price of $24.00 per share, such repurchase to occur on September 30, 2008.
Mr. Fields will also be entitled to continue participating in the Company’s group health, life and other insurance plans, except disability, at the level of participation and coverage in effect at the Separation Date, for a twelve-month period, subject to the requirement that Mr. Fields pay the employee contributions only for such benefits.
The description of the Separation, Consulting and Release Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Separation, Consulting and Release Agreement, dated as of September 19, 2008, by and between HealthMarkets, Inc. and The MEGA Life and Health Insurance Company, and David W. Fields.

99.01	Press Release announcing the resignation of David W. Fields as President and Chief Operating Officer and Appointment of Phillip J. Hildebrand as President.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ Michael A. Colliflower
	Name:	Michael A. Colliflower
	Title:	Executive Vice President & General Counsel

Dated: September 22, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation, Consulting and Release Agreement, dated as of September 19, 2008, by and between HealthMarkets, Inc. and The MEGA Life and Health Insurance Company, and David W. Fields.

99.01	Press Release announcing the resignation of David W. Fields as President and Chief Operating Officer and Appointment of Phillip J. Hildebrand as President.